EXHIBIT T3E.3
NOTICE OF GUARANTEED DELIVERY

E*TRADE Financial Corporation

For Exchange Of

Any and All Outstanding 8% Senior Notes due 2011
for Class A Senior Convertible Debentures due 2019 or Class B Senior Convertible Debentures due 2019 and
Up to $1,000,000,000 Aggregate Principal Amount of 12.5% Springing Lien Notes due 2017 Held By Citadel Equity Fund, Ltd. and Up to $310,000,000 Aggregate Principal Amount of 12.5% Springing Lien Notes due 2017 Not Held By Citadel Equity Fund, Ltd.
for Class A Senior Convertible Debentures due 2019 or Class B Senior Convertible Debentures due 2019

This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Exchange Offer and Consent Solicitation (as defined below) for the Company’s 8% Senior Notes due 2011 and 12.5% Springing Lien Notes due 2017 (the “Notes”) providing for the book-entry transfer of the tendered Notes to Mackenzie Partners, Inc. (the “Exchange Agent”) within three NASDAQ trading days after the Early Tender Date or Expiration Date, as applicable.  This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent.  See “General Terms of the Exchange Offer and Consent Solicitation – Procedures for Tendering Notes – Guaranteed Delivery Procedures” in the Offering Memorandum dated June 22, 2009 (which, together with the related Letter of Transmittal and Consent, constitutes the “Exchange Offer and Consent Solicitation”) of E*TRADE Financial Corporation, a Delaware corporation (the “Company”).

The Information Agent and Exchange Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: tenderoffer@mackenziepartners.com

BY MAIL: P.O Box 859208 Braintree, MA 02185-9208 Attention: Corporate Actions; E*TRADE	BY OVERNIGHT COURIER: 161 Bay State Drive Briantree, MA 02184 Attention: Corporate Actions; E*TRADE

By Facsimile:
(For Eligible Institutions only)
(781) 930-4942
Attention: E*TRADE
Confirmation by Telephone:
(781) 930-4900

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A CONSENT OR LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL AND CONSENT.

DESCRIPTION OF EXISTING NOTES TENDERED AND CONSENTS DELIVERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	CUSIP Number(1)	Certificate Numbers of Existing Notes(2)	Aggregate Principal Amount Represented(3)	Principal Amount Tendered, if Different(4)

______________
(1)	2011 Notes (CUSIP No. 269246 AF1) and 2017 Notes (CUSIP Nos. 269246 AS3, 269246 AT1 and 269246 AV6)

(2)	Need not be completed by Holders tendering by book-entry transfer (see below).

(3)
Unless otherwise indicated in the column labeled “Principal Amount Tendered, if Different” and subject to the terms and conditions set forth in the Offering Memorandum, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.”  See Instruction 5.

(4)
The tender of Notes pursuant to the exchange offer prior to the Early Tender Deadline and in accordance with the procedures described in the Offering Memorandum and herein, will be deemed to automatically constitute delivery of Consent with respect to all Notes tendered regardless of whether such Notes are accepted by the Company in the exchange offer, whether due to proration of the Notes or otherwise.  The tender of Notes after the Early Tender Deadline will not be deemed to constitute delivery of Consents with respect to the Notes tendered.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, confirmation of the book-entry transfer of such Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Offering Memorandum, together with any other documents required by the Letter of Transmittal and Consent, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:	Title:
Name:
(Zip Code)		(Please type or print)
Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.  ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND CONSENT AND ANY OTHER REQUIRED DOCUMENTS.